SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2019

Predictive Oncology Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36790	83-4360734
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of principal executive offices)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POAI	Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders on December 18, 2019, Predictive Oncology Inc.’s (the “Company”) stockholders took the following actions:

(i)	The stockholders elected one Class I member, Thomas J. McGoldrick, to the Board of Directors by a plurality of the votes. There were 444,931 votes cast for Mr. McGoldrick and 824,500 withheld.

(ii)	The stockholders did not approve a non-binding advisory resolution to approve compensation of the Company’s executive officers. There were 429,964 votes for the proposal; 838,882 votes against; 585 votes abstained; and there were 918,671 broker non-votes.

(iii)	The stockholders did not approve an Amended and Restated 2012 Stock Incentive Plan, including an increase in the reserve of shares of common stock authorized for issuance thereunder by 600,000 to 1,600,000. There were 409,432 votes for the proposal; 846,354 votes against; 13,645 votes abstained; and there were 918,671 broker non-votes.

(iv)	The stockholders ratified the appointment of Deloitte & Touche LLP as the Company's registered public accounting firm for the fiscal year ending December 31, 2019. There were 2,129,820 votes for the proposal; 56,235 votes against; and 2,047 votes abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2019

PREDICTIVE ONCOLOGY INC.

By:	/s/ Bob Myers
Bob Myers
Chief Financial Officer